                                                            MEDIA RELATIONS:
                                                            Anita M. Larsen
                                                            212.572.1118
                                                            Mia Carbonell
                                                            212.572.7556

                                                            INVESTOR RELATIONS:
                                                            Joseph M. Fitzgerald
                                                            212.572.7282
                                                            Eileen McLaughlin
                                                            212.572.8961

                    SEAGRAM ANNOUNCES FIRST QUARTER EARNINGS
                              FOR FISCAL YEAR 2001

           - BUSINESS COMBINATION WITH VIVENDI AND CANAL+
             CLEARS KEY REGULATORY HURDLES

           - SHAREHOLDER VOTES SET FOR DECEMBER 5, 2000,
             PAVING WAY FOR FORMATION OF "VIVENDI UNIVERSAL"

           - SEAGRAM CONTINUES STRONG PERFORMANCE

             - TOTAL EBITDA RISES 32 PERCENT TO $466 MILLION
             - OPERATING INCOME MORE THAN DOUBLES TO $172 MILLION
             - IN MUSIC, EBITDA INCREASES 14 PERCENT TO $210 MILLION
             - IN FILMED ENTERTAINMENT, EBITDA REACHES $23 MILLION
             - IN RECREATION AND OTHER, CONSOLIDATED EBITDA RISES
               14 PERCENT TO $56 MILLION
             - IN SPIRITS AND WINE, EBITDA INCREASES 13 PERCENT
               TO $177 MILLION

--------------------------------------------------------------------------------
MONTREAL, NOVEMBER 1, 2000 -- The Seagram Company Ltd. [NYSE: VO] reported today that for the quarter ended September 30, 2000, earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations rose 32 percent to $466 million. The results were driven by double-digit growth in Music, Recreation and Other, and Spirits and Wine operations, as well as a significant turnaround in Filmed Entertainment.


                                     -more-

The Company reported revenues of $3.5 billion, down 3 percent from the comparative first quarter of fiscal 2000, primarily due to the impact of unfavorable foreign exchange and divested operations in Music and Spirits and Wine. At constant exchange and excluding the divested operations, revenues increased 2 percent.

Seagram reported operating income of $172 million, versus $72 million for the year-ago period. Additionally, the Company reported a net loss of $369 million or $0.84 per basic share, which included a $390 million charge as a result of a cumulative effect of an accounting change related to accounting by producers or distributors of films. Excluding this accounting change, the Company had net income of $21 million or $0.05 per basic share. In the prior year, the Company reported a net loss of $124 million or $0.29 per basic share, which included a $55 million after-tax gain on the sale of the concert operations and an $84 million charge as a result of a cumulative effect of an accounting change related to start-up activities. Excluding these items, the Company posted a net loss of $95 million or $0.22 per share last year.

                            CEO COMMENTS ON RESULTS


Commenting on the Company's results, Edgar Bronfman, Jr., president and chief executive officer, said: "I am very pleased with the results for our first quarter of fiscal 2001, which continued to show the strength of our core businesses and demonstrated the clear potential they have for future earnings growth. Music, Recreation and Other, and Spirits and Wine all turned in double-digit growth. Our Filmed Entertainment unit again showed significant improvement, with EBITDA of $23 million and revenues topping $787 million.

"I remain very optimistic and confident about the proposed combination of Seagram, Vivendi and Canal+ to create a new global media and communications company. Over the past few months, we have cleared key regulatory hurdles, including the French audiovisual authority (CSA), appropriate U.S. antitrust authorities, the Canadian Competition Bureau, the European Commission, and the Minister of Canadian Heritage and the Minister of Industry Canada, as required under the Investment Canada Act. Shareholder meetings to vote on the approval of the strategic business combination have been set for December 5, 2000. For Seagram shareholders, the record date to receive notice of the annual and special meeting is November 1, 2000.

"We envision Vivendi Universal will be a global media and communications company, which will be the world's preferred provider of personalized information, entertainment and services to consumers anywhere, at any time, and across all distribution platforms and devices," Mr. Bronfman continued. He underscored the value of Seagram's entertainment assets - particularly Music, Filmed Entertainment, Interactive Games and Theme Parks - and the roles they will play in the new company as content comes together


                                     -more-
with distribution assets. "Their performance this quarter, in particular," he said, "is testimony to their value in this strategic transaction."

Mr. Bronfman added: "In Music, EBITDA increased 14 percent to $210 million. On a constant exchange rate basis, EBITDA rose 21 percent. While revenues decreased 2 percent to $1.38 billion, excluding the impact of adverse foreign exchange and the concert operations, which were sold in the first quarter last year, revenues increased 6 percent. The growth reflects the strong chart positions and cost savings achieved with the integration of PolyGram and Universal.

"Filmed Entertainment--continuing its significant improvement--turned in $23 million in EBITDA on revenues of $787 million. During the quarter, we had theatrical successes with The Nutty Professor II: The Klumps, Bring It On, and Gladiator, as well as strong DVD and home video sales of Erin Brockovich and the anniversary collector's edition of Jaws.

"Recreation and Other also turned in terrific results: consolidated EBITDA rose 14 percent to $56 million on 10 percent higher revenues of $230 million. Strong results were principally driven by growth at Universal City Hollywood, reflecting the expansion of CityWalk.

"Spirits and Wine EBITDA rose 13 percent to $177 million. The sustained momentum is founded on continued strong results in key beverage alcohol markets in North America, Asia Pacific and Europe." He noted that the sale of the Spirits and Wine business is well under way, with an anticipated announcement of a prospective buyer by year end.

Mr. Bronfman concluded: "As I have indicated previously, I am very optimistic that the Seagram, Vivendi, Canal+ transaction will close before the end of the year, creating a company whose growth prospects are not only strong for the future, but real and immediate upon its creation."


                            BUSINESS UNIT HIGHLIGHTS

MUSIC

-- EBITDA increased 14 percent to $210 million. On a constant exchange rate basis, EBITDA rose 21 percent.

-- The EBITDA growth reflects the strong chart positions and cost savings achieved with the integration of PolyGram and Universal.




                                    - more -

- Revenues decreased 2 percent to $1.38 billion. Excluding the impact of adverse foreign exchange and the concert operations, which were sold in the first quarter of last year, revenues increased 6 percent. The revenue growth was driven by continued strong chart positions, particularly in North America.

- Best-selling releases in the quarter included albums from Andrea Bocelli, Bon Jovi, Boyz II Men, Eminem, Ronan Keating, LL Cool J, Nelly, 98 Degrees, 3 Doors Down and the compilation "Now That's What I Call Music."

- Key releases for the second quarter include new albums from Erykah Badu, Godsmack, Jay-Z, Mark Knopfler, Limp Bizkit, Ja Rule, Elton John, Luna Sea, Marilyn Manson, Florent Pagny, Andre Rieu, Sandy & Junior, S Club 7, Texas, The Wallflowers and U2.

- In the U.S., Universal Music Group held the #1 album position for 12 consecutive weeks during the first quarter for fiscal year 2001. The company continues to hold the leading position with year-to-date market share for week ending October 22, 2000 at an impressive 28.95 percent, according to SoundScan.

Key announcements:

- July 25, 2000: UMG announced a three-year licensing agreement with musicbank, a service that provides secure, streaming access on-demand to consumers' personal CD collections through the Internet.

- August 1, 2000: UMG announced the trial of commercial downloads of music with bluematter(TM), a new digital music product.

- August 29, 2000: UMG announced the launch of its initial series of broadband programs that feature original music-oriented pilots, becoming the first major music company to offer premium music programming designed exclusively for high-speed connections.

- August 30, 2000: UMG acquired Rondor Music, the world's leading independent music publishing company.

FILMED ENTERTAINMENT

- EBITDA for Filmed Entertainment was $23 million on revenues of $787 million. The EBITDA performance is a significant improvement compared with last year's EBITDA loss of $38 million. The EBITDA reflects the theatrical success of The Nutty Professor II: The Klumps, Bring It On and Gladiator, as well as strong DVD and home video sales of Erin Brockovich and the 20th anniversary collector's edition of Jaws.


                                     -more-

In Motion Pictures, during the last three months:

     - Universal Pictures had four consecutive #1 box office releases, more than any other studio in over a decade:

        - The Nutty Professor II: The Klumps opened on July 28 to more than $42.5 million in its first weekend domestically, a record for any Eddie Murphy film, and to date has grossed more than $152.1 million worldwide.

        - Bring It On, a modestly budgeted comedy about cheerleading, was this year's late-summer sleeper hit, opening the weekend prior to Labor Day to more than $17.4 million at the box office and earning more than $66.1 million to date.

        - The suspense thriller The Watcher, which the studio acquired for domestic distribution, more than doubled its investment in its first weekend, and it has grossed more than $28.8 million to date.

        - Meet the Parents, a 50/50 co-production with DreamWorks, starring Robert DeNiro and Ben Stiller, has broken all box office records for an October release by taking in $28.6 million its first weekend and remaining the number one film four weeks in a row. The comedy has earned more than $100 million in only four weeks of release.

     - Billy Elliot, a Working Title production from noted theatre director Stephen Daldry and the first film to be released under the Universal Focus banner, opened in 10 theaters on October 23 and will slowly be expanding throughout November. Critics and audiences have embraced this high-spirited tale of a boy (played by newcomer Jamie Bell) from a poor coal mining town in northern Britain who yearns to be a ballet dancer, and its per-screen box office averages to date have been very strong.

     - With one of the largest promotional campaigns in the studio's history, Dr. Seuss' How The Grinch Stole Christmas, an Imagine Entertainment production directed by Ron Howard and starring Jim Carrey as The Grinch, is the most highly anticipated motion picture event of the holiday season. The film opens domestically on November 17, expanding shortly after internationally.

     - Beacon Entertainment's The Family Man, a romantic fantasy drama starring Nicholas Cage, Tea Leoni and Don Cheadle, and directed by Brett Ratner, received a highly enthusiastic response from exhibitors when it was screened at the Show East Convention in Orlando, Florida. The film is scheduled to open domestically on December 15.

                                    - more -

In Home Video:

-- The box-office hit Erin Brockovich, starring Julia Roberts, has shipped more than one million DVD units, making it the first movie starring a female lead to break that threshold.
-- Universal Studios Home Video's shipment of over one million DVD units of the 20th anniversary collector's edition of Jaws in July represented the most successful DVD release of a catalogue title in history.
-- During the first two weeks of their release in mid-October, the DVDs for Jurassic Park and The Lost World: Jurassic Park shipped 2.5 million units combined.
-- Jurassic Park posted the fourth highest first-week DVD sales figure of all time. With this, Universal Studios Home Video has now placed 7 titles on VideoScan's list of Top 15 First-Week Sellers, including The Mummy, American Pie, The Lost World: Jurassic Park, Saving Private Ryan, End of Days, and Erin Brockovich.

In Television:

-- In domestic television, Universal Television & Networks Group's syndicated hit reality series Blind Date, which is cleared on more than 163 stations covering 93 percent of the country, began airing its second season of new episodes.
-- In international television, Universal Television & Networks Group has announced plans to launch The Studio, a new branded movie channel in the U.K. in early 2001, marking its ninth network launch.

RECREATION AND OTHER:

-- Consolidated EBITDA rose 14 percent to $56 million on 10 percent higher revenues of $230 million. The strong EBITDA results were principally driven by growth at Universal City Hollywood, reflecting the expansion of CityWalk, and fee income associated with milestones in the construction of Universal Studios Japan, which will open in Spring 2001.
-- Revenues from consolidated and unconsolidated companies increased 8 percent to $376 million and EBITDA from consolidated and unconsolidated companies increased 15 percent to $102 million.
-- Universal Studios at Universal Orlando and Universal City Hollywood continue to dominate the Halloween market with the annual Halloween Horror Nights events, marking their 10th year in Florida and 4th year in Hollywood.
-- Universal Orlando continues its growth as a world-class resort destination with the opening of the 615-room Hard Rock Hotel in January 2001.

                                   -more-

    - In conjunction with the highly anticipated Universal Pictures release of Imagine Entertainment's Dr. Seuss' How the Grinch Stole Christmas, Universal Orlando and Universal City Hollywood will launch a unique new "Wholiday" celebration, running from November 17 through the holiday season. In the delightfully off-kilter spirit of Dr. Seuss, "Grinchmas" brings to three-dimensional life the snow-capped town and inhabitants of Whoville.

    - Universal Studios Port Aventura, Spain's largest and most successful theme park, has announced the start of construction on two new, 500-room resort hotel properties. Both hotels are expected to be completed by 2002.

    -   Construction is on track for the opening of Universal Studios Japan
        (USJ) in Osaka in April 2001. With 35 million people living within a 100-mile radius of the park, USJ has the potential to become the highest-attended of all Universal theme parks.

SPIRITS AND WINE

    - Spirits and Wine EBITDA rose 13 percent to $177 million. This sustained momentum is founded on consistent, strong growth in key beverage alcohol markets in North America, Asia Pacific and Europe. Development markets such as Russia and Middle East are also demonstrating positive signs of a resurgence.

    - Revenues were essentially even with last year at $1.14 billion. Excluding the impact of unfavorable foreign exchange and the impact of divested operations, revenues would have increased 5 percent versus last year.

    - Total worldwide volumes, excluding divested operations and bulk whiskey sales, increased 6 percent for the quarter, fueled by the outstanding performance of focus brands, notably Chivas Regal, Martell and Captain Morgan. Chivas Regal, one of the spirits industry's few truly global brands, registered double-digit growth in all four regions of the world. Martell moved ahead strongly with double-digit growth in North America and Asia, the key growth regions for the Cognac category. Captain Morgan, driven by Original Spiced and Parrot Bay in the U.S., continues to turn in stellar results. ABSOLUT VODKA, owned by V&S Vin & Sprit AB, performed strongly in all regions, significantly ahead of the first quarter of fiscal 2000, when ABSOLUT MANDRIN was launched in the U.S. ABSOLUT MANDRIN is now being rolled out into markets outside of the U.S.

    - Marketing investment increased approximately 30 percent for the quarter, with the emphasis once again on brand equity building behind focus brands. A powerful, new integrated global communications program for Martell Cognac was unveiled in October. Inviting consumers to meet a woman called Martell, this is a radical departure from traditional Cognac advertising. The highly successful "When You Know" communications program for Chivas Regal has been further expanded across key cities of the world with the addition of new advertising executions.

    - In terms of eBusiness initiatives, Spirits and Wine has invested in Transora.com, the global business-to-business (B2B) e-marketplace for the food, beverage and consumer products industry.

                                    - more -

* Subsequent to the quarter's ending, it was announced that Oddbins Limited, Seagram's leading U.K. high street wine and spirits retailer, and Sainsbury's, one of the world's leading retailers, are to form a 50/50 joint business venture that will offer in the U.K. an unrivalled direct-to-consumer choice of over 3,000 premium wines.

The Company's financial results are prepared on a U.S. Generally Accepted Accounting Principles (GAAP) basis, which conforms in all material respects to Canadian GAAP.

The Seagram Company Ltd., headquartered in Montreal, operates in four global business segments: MUSIC, FILMED ENTERTAINMENT, RECREATION AND OTHER, and SPIRITS AND WINE. Universal Music Group, the world's largest recorded music company, produces, markets and distributes recorded music throughout the world in all major genres, and it is engaged in music publishing. The Company's Filmed Entertainment business produces and distributes motion picture, television and home video products worldwide; operates and has ownership in a number of international cable channels; and engages in the licensing of merchandising rights and film property rights. The Recreation and Other business operates theme parks and retail stores. It is also involved in the development of entertainment software. The Spirits and Wine business is engaged principally in the production and marketing of distilled spirits, wines, coolers, beers and mixers throughout more than 190 countries and territories. The Company's corporate website is located at www.seagram.com.



This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may differ from those set forth in the forward-looking statements as a result of various factors (including but not limited to future global economic conditions, market conditions, foreign exchange rates, the actions of competitors, consumer preferences and operating and financial risks related to managing growth and integrating acquired businesses), many of which are beyond the control of the Company. More detailed information regarding these factors is included in the Company's Annual Report on Form 10-K, as amended, and other filings with the U.S. Securities and Exchange Commission.

The forward-looking statements contained in this release also address the strategic business combination of Vivendi, Seagram and Canal+. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Vivendi, Seagram and Canal+ businesses will not be integrated successfully; costs related to the business combination; failure of the Vivendi, Seagram or Canal+ shareholders to approve the business combination; the risk that Seagram will be unable to effect the disposition of its Spirits and Wine business or effect such disposition on satisfactory terms and conditions; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; inability to establish and maintain relationships with commerce, advertising, marketing, technology and content providers. None of Vivendi, Seagram or Canal+ undertakes any obligation to provide updates or to revise any forward-looking statements.

Investors and security holders are urged to read the joint proxy statement/prospectus, which Vivendi has filed with the U.S. Securities and Exchange Commission as part of its Registration Statement on Form F-4, because it contains important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Vivendi, Seagram and Canal+ with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Seagram. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus.


                                     *****


EDITOR'S NOTE: Tables for Seagram's fiscal year 2001 first quarter follow.

TABLE 1 - INCOME STATEMENT


                            THE SEAGRAM COMPANY LTD.
                 (U.S.$ in millions, except per share amounts)
                                  (Unaudited)


                                                                THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                               ---------------------
                                                                2000           1999
                                                                ----           ----
Revenues                                                       $3,539         $3,643

Operating income (loss)
  Music                                                            23             (4)
  Filmed Entertainment                                             (1)           (59)
  Recreation and Other                                             30             24
  Spirits of Wine                                                 147            125
  Corporate                                                       (27)           (14)
                                                               ------         ------
Total operating income                                            172             72
Interest, net and other expense                                   160            161
Gain on sale of businesses                                          -             98
                                                               ------         ------
                                                                   12              9
Provision for income taxes                                          5            110
Minority interest                                                   6              4
Equity earnings from unconsolidated companies*                     20             65
                                                               ------         ------
Income (loss) from continuing operations                           21            (40)
Cumulative effect of change in accounting principle,
  after tax                                                      (390)           (84)
                                                               ------         ------
Net (loss)                                                     $ (369)        $ (124)
                                                               ------         ------
Loss per share - basic                                         $(0.84)        $(0.29)
                                                               ------         ------
Loss per share - diluted                                       $(0.83)        $(0.29)
                                                               ------         ------
Supplemental Financial Data:

Income (loss) from continuing operations, excluding net
  gain on sale of businesses                                   $   21         $  (95)
                                                               ------         ------

*Includes goodwill amortization related to unconsolidated companies

TABLE 2 - REVENUES AND EBITDA



                            THE SEAGRAM COMPANY LTD.
                          SUPPLEMENTAL FINANCIAL DATA
                   (U.S.$ in millions, except share amounts)
                                  (Unaudited)



                                                       Three Months Ended
                                                          September 30,
                                                       2000           1999
                                                     -------        -------
CONSOLIDATED COMPANIES ONLY

Revenues
     Music                                           $ 1,378        $ 1,412
     Filmed Entertainment                                787            873
     Recreation and Other                                230            209
     Spirits and Wine                                  1,144          1,149
                                                     -------        -------
Total revenues                                       $ 3,539        $ 3,643
                                                     =======        =======
EBITDA
     Music                                           $   210        $   185
     Filmed Entertainment                                 23            (38)
     Recreation and Other                                 56             49
     Spirits and Wine                                    177            156
                                                     -------        -------

Total EBITDA                                             466            352
Depreciation expense                                     (96)           (82)
Amortization of goodwill and intangible assets          (173)          (186)
Corporate expenses                                       (25)           (12)
                                                     -------        -------
Operating income                                     $   172        $    72
                                                     =======        =======

Thousands
     Weighted average shares outstanding - basic     439,541        432,842
     Weighted average shares outstanding - diluted   446,954        432,842

     Shares outstanding at end of period             443,864        433,365

Table 3 - Supplemental financial data for unconsolidated companies   Page 1 of 2

                            THE SEAGRAM COMPANY LTD.
                          SUPPLEMENTAL FINANCIAL DATA
                              (U.S.$ in millions)
                                  (Unaudited)

A portion of Seagram's activities are conducted through interests in public and non-public entities that are not consolidated subsidiaries. The unconsolidated public entities in which Seagram retains an interest are USA Networks, Inc. (43.0% effective equity interest - Nasdaq:USAi), Loews Cineplex Entertainment Corporation (25.6% interest - NYSE:LCP) and Interplay Entertainment Corp. (15.5% interest - Nasdaq:IPLY). The unconsolidated non-public entities principally include Universal Orlando, Universal Studios Port Aventura, Cinema International Corporation, United Cinemas International, USJ Co. Ltd., SEGA GameWorks, GetMusic and Kirin-Seagram Limited. Consolidated revenues, EBITDA and operating income of Seagram do not include the results of these unconsolidated entities. Since Seagram operates some of its core businesses through unconsolidated entities, Seagram believes that the information provided in Table 3, which summarizes the results of the non-public unconsolidated entities, provides additional information for understanding its business results.

The following summary unaudited financial information for Universal Orlando and other non-publicly traded unconsolidated companies is not prepared in accordance with generally accepted accounting principles (GAAP) and is intended solely to provide additional information to investors. It should be viewed in conjunction with Seagram's financial statements. Seagram does not control these entities and accordingly could not among other things, cause any unconsolidated company to distribute to Seagram its undistributed share of the revenue and earnings of such company.

UNIVERSAL ORLANDO

Universal Orlando is comprised principally of one partnership, Universal City Development Partners L.P., in which Universal has a 50% interest. Summary financial information for 100% of Universal Orlando follows:


                                                       Three Months Ended
                                                          September 30,
Universal Orlando                                       2000           1999
-----------------                                       ----           ----
Revenues                                               $  231         $  221
Operating income                                           29             16
Pre-tax loss                                              (17)           (11)
EBITDA                                                     69             59


Universal's proportionate share of:
  Total assets at quarter-end                           1,358          1,353
  Next debt at quarter-end                                713            774


TABLE 3 - SUPPLEMENTAL FINANCIAL DATA FOR UNCONSOLIDATED COMPANIES   PAGE 2 OF 2

                            THE SEAGRAM COMPANY LTD.
                          SUPPLEMENTAL FINANCIAL DATA
                              (U.S.$ in millions)
                                  (Unaudited)

NON-PUBLICLY TRADED UNCONSOLIDATED COMPANIES

The following sets forth Seagram's proportionate share of the revenues and EBITDA of the unconsolidated companies which are not publicly traded.

                                             Three Months Ended
                                             ------------------
                                                September 30,
                                                -------------
                                             2000           1999
                                             ----           ----
Revenues
  Music                                      $  5           $ 27
  Filmed Entertainment                         73             71
  Recreation and Other
    Universal Orlando                         113            110
    Other                                      33             29
                                             ----           ----
  Total Recreation and Other                  146            139
  Spirits and Wine                             34             32
                                             ----           ----

Total Revenues                               $258           $269
                                             ====           ====

EBITDA
  Music                                      $ (2)          $  3
  Filmed Entertainment                         14             14
  Recreation and Other
    Universal Orlando *                        35             31
    Other                                      11              9
                                             ----           ----
  Total Recreation and Other                   46             40
  Spirits and Wine                              1              2
                                             ----           ----
Total EBITDA                                 $ 59           $ 59
                                             ====           ====

* Excludes income on intercompany transactions.

TABLE 4 -- CONSOLIDATED AND UNCONSOLIDATED REVENUES AND EBITDA

                            THE SEAGRAM COMPANY LTD.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                              (U.S.$ in millions)
                                  (Unaudited)

                                                              Three Months Ended
                                                                September 30
                                                             -------------------
                                                             2000           1999
                                                             ----           ----
REVENUES
  Music
    Consolidated companies                                   $1,378       $1,412
    Unconsolidated companies                                      5           27
                                                             ------       ------
    Total                                                     1,383        1,439
  Filmed Entertainment
    Consolidated companies                                      787          873
    Unconsolidated companies                                    497          441
                                                             ------       ------
    Total                                                     1,284        1,314
  Recreation and Other
    Consolidated companies                                      230          209
    Unconsolidated companies                                    146          149
                                                             ------       ------
    Total                                                       376          348
  Spirits and Wine
    Consolidated companies                                    1,144        1,149
    Unconsolidated companies                                     34           32
                                                             ------       ------
    Total                                                     1,178        1,181

Total consolidated companies                                  3,539        3,643
Total unconsolidated companies                                  682          639
                                                             ------       ------
Total                                                        $4,221       $4,282
                                                             ======       ======
EBITDA
  Music
    Consolidated companies                                   $  210       $  185
    Unconsolidated companies                                     (2)           3
                                                             ------       ------
    Total                                                       208          188
  Filmed Entertainment
    Consolidated companies                                       23          (38)
    Unconsolidated companies                                     99           97
                                                             ------       ------
    Total                                                       122           59
  Recreation and Other
    Consolidated companies                                       56           49
    Unconsolidated companies                                     46           40
                                                             ------       ------
    Total                                                       102           89
  Spirits and Wine
    Consolidated companies                                      177          156
    Unconsolidated companies                                      1            2
                                                             ------       ------
    Total                                                       178          158

Total consolidated companies                                    466          352
Total unconsolidated companies                                  144          142
                                                             ------       ------
Total                                                        $  610       $  494
                                                             ======       ======